Exhibit 99.1

U.S. Physical Therapy Reports Third Quarter Results

HOUSTON--(BUSINESS WIRE)--November 6, 2008--U.S. Physical Therapy, Inc. (NASDAQ:USPH), a national operator of physical and occupational therapy outpatient clinics, today reported results for the third quarter and nine months ended September 30, 2008.

U.S. Physical Therapy’s net income increased 19.4% in the third quarter of 2008 to $2.5 million from $2.1 million in the third quarter of 2007 with diluted earnings per share increasing to $.21 from $.18. For the nine months ended September 30, 2008, net income rose to $7.8 million from $6.3 million, an increase of 23.8%, with diluted earnings per share for the 2008 nine month period of $.65 as compared to $.54 in the comparable period in 2007. The Company previously disclosed that 40 of its 364 clinics were affected in September by Hurricane Ike resulting in the loss of an estimated 1,850 patient visits representing $180,000 in revenue and with an earnings per share impact of approximately $.01.

Third Quarter 2008 compared to Third Quarter 2007

  Net revenues from continuing operations increased 26.1% from $37,453,000 to $47,232,000 due to a 23.3% increase in patient visits from 381,000 to 470,000 and an increase in average net patient revenues per visit of 1.4% from $96.75 to $98.11.
  Total clinic operating costs from continuing operations were $36,624,000 or 77.5% of net revenues as compared to $28,449,000 or 76.0% of net revenues in the year earlier period. Clinic salaries and related costs as a percentage of net revenues were 54.3% for the recent quarter and 52.3% for the 2007 third quarter. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenues were 21.6% versus 21.8%. The provision for doubtful accounts was 1.6% of net revenues in the recent quarter and 1.8% in the comparable period in 2007.
  Corporate office costs were $4.7 million in the third quarter of 2008, or 9.9% of net revenues, versus $4.2 million, or 11.2% of net revenues, in the third quarter of 2007.
  Net income rose 19.4% from $2,120,000 in the third quarter of 2007 to $2,531,000 in the third quarter this year. Diluted earnings per share increased to $.21 from $.18.

  Same store revenues, for de novo and acquired clinics open for one year or more, increased 3.4%. Same store visits increased slightly while the average net rate per visit increased by 2.8%.
  During the recent quarter the Company opened three facilities, closed two and sold one.

Nine Months 2008 compared to Nine Months 2007

  Net revenues from continuing operations increased 30.1% from $107,532,000 to $139,872,000 due to a 25.9% increase in patient visits from 1.1 million to 1.4 million and an increase in average net patient revenues per visit of 2.0% from $95.96 to $97.84.
  Total clinic operating costs from continuing operations were $106,474,000 or 76.1% of net revenues as compared to $80,532,000 or 74.9% of net revenues in the year earlier period. Clinic salaries and related costs as a percentage of net revenues were 53.3% for the recent nine months and 51.7% for the 2007 nine months. Rent, clinic supplies, contract labor and other costs from continuing operations as a percentage of net revenues were 21.2% for the first nine months of 2008 as compared to 21.6% in the comparable 2007 period. The provision for doubtful accounts was 1.6% of net revenues for both periods.
  Corporate office costs were $15.2 million in the 2008 nine months, or 10.8% of net revenues, versus $12.7 million, or 11.8% of net revenues, in the 2007 comparable period.
  Net income rose 24.3% from $6,252,000 in the first nine months of 2007 to $7,771,000 in the first nine months of this year. Diluted earnings per share increased to $.65 from $.54.
  Same store revenues, for de novo and acquired clinics open for one year or more, increased 5.3%. Same store visits increased 1.8% while the average net rate per visit increased by 3.4%.
  In the 2008 nine month period the Company opened 14 facilities, acquired 10, closed eight and sold one for a net addition of 15 clinics.

Chris Reading, Chief Executive Officer, said “While the world’s economy has captured much of the headlines of late, I am proud of the focus and determination exhibited by our entire team producing very solid clinical and operational results this quarter. In a period marked by uncertain times, including economic as well as hurricane-related challenges, we have been able to remain steady with respect to our performance. Following a slower summer period, patient visits have picked up nicely in September and October with the start of school and the advent of the fall sports season. And while we expect the near-term general economic environment to remain challenging, we see opportunity to grow the company in meaningful ways as we take advantage of our clean balance sheet, strong cash flow position, and the strength of our partner centric model.”

Larry McAfee, Chief Financial Officer, noted “U.S. Physical Therapy produced strong net cash flow in the third quarter as the Company reduced combined credit line borrowings and notes payable by $6.4 million, or 37%, from $17.2 million as of the end of June down to $10.8 million at September 30th.”

U.S. Physical Therapy's management will host a conference call at 10:30 am Eastern Time, 9:30 am Central Time on Thursday, November 6, 2008 to discuss the Company’s third quarter and nine months 2008 results. Interested parties may participate in the call by dialing 1-888-335-5539 or 973-582-2857 and enter reservation number 68247983 approximately 10 minutes before the call is scheduled to begin. To listen to the live call via web-cast, go to the Company's website at www.usph.com at least 15 minutes early to register, download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 120 days at this website.

Forward-Looking Statements

This press release contains statements that are considered to be forward-looking within the meaning under Section 21E of the Securities Exchange Act of 1934. These statements contain forward-looking information relating to the financial condition, results of operations, plans, objectives, future performance and business of our Company. These statements (often using words such as “believes”, “expects”, “intends”, “plans”, “appear”, “should” and similar words) involve risks and uncertainties that could cause actual results to differ materially from those we project. Included among such statements are those relating to opening new clinics, availability of personnel and the reimbursement environment. The forward-looking statements are based on our current views and assumptions and actual results could differ materially from those anticipated in such forward-looking statements as a result of certain risks, uncertainties, and factors, which include, but are not limited to:

  revenue and earnings expectations;
  general economic, business, and regulatory conditions including federal and state regulations;
  availability and cost of qualified physical and occupational therapists;
  personnel productivity;
  changes in Medicare guidelines and reimbursement or failure of our clinics to maintain their Medicare certification status;
  competitive and/or economic conditions in our markets which may require us to close certain clinics and thereby incur closure costs and losses including the possible write-down or write-off of goodwill;
  changes in reimbursement rates or payment methods from third party payors including government agencies and deductibles and co-pays owed by patients;
  maintaining adequate internal controls;
  availability, terms, and use of capital;
  acquisitions and the successful integration of the operations of the acquired businesses; and
  weather and other seasonal factors.

Many factors are beyond our control. Given these uncertainties, you should not place undue reliance on our forward-looking statements. Please see periodic reports filed with the Securities and Exchange Commission (the "SEC") for more information on these factors. Our forward-looking statements represent our estimates and assumptions only as of the date of this report. Except as required by law, we are under no obligation to update any forward-looking statement, regardless of the reason the statement is no longer accurate.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 364 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, non-surgical treatment of osteo arthritis, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

(See Attached Financials)

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF NET INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007

Net patient revenues	$46,128	$36,906	$136,530	$106,353
Management contract and other revenues	1,104	547	3,342	1,179
Net revenues	47,232	37,453	139,872	107,532

Clinic operating costs:
Salaries and related costs	25,661	19,579	74,583	55,567
Rent, clinic supplies, contract labor and other	10,216	8,179	29,661	23,237
Provision for doubtful accounts	747	691	2,230	1,728
	36,624	28,449	106,474	80,532

Corporate office costs	4,677	4,209	15,170	12,702

Operating income from continuing operations	5,931	4,795	18,228	14,298

Interest, investment and other income (expense)	(24)	87	250	252
Interest expense	(158)	(84)	(421)	(135)
Minority interests in subsidiary limited partnerships	(1,583)	(1,369)	(5,232)	(4,151)

Income before income taxes from continuing operations	4,166	3,429	12,825	10,264
Provision for income taxes	1,635	1,297	5,054	3,931
Net income from continuing operations	2,531	2,132	7,771	6,333

Discontinued operations:
(Loss) income from discontinued operations	-	(17)	-	(127)
Tax benefit (expense) from discontinued operations	-	5	-	46
	-	(12)	-	(81)
Net income	$2,531	$2,120	$7,771	$6,252

Earnings per share:
Basic - income from continuing operations	$0.21	$0.18	$0.65	$0.55
Basic - (loss) income from discontinued operations	-	-	-	(0.01)
Total basic earnings per common share	$0.21	$0.18	$0.65	$0.54

Diluted - income from continuing operations	$0.21	$0.18	$0.65	$0.54
Diluted - (loss) income from discontinued operations	-	-	-	-
Total diluted earnings per common share	$0.21	$0.18	$0.65	$0.54

Shares used in computation:
Basic earnings per common share	11,918	11,673	11,881	11,578
Diluted earnings per common share	12,132	11,738	12,043	11,657

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED EARNINGS PER SHARE
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
Numerator:
Net income from continuing operations	$2,531	$2,132	$7,771	$6,333
Net loss from discontinued operations	-	(12)	-	(81)
Net income	$2,531	$2,120	$7,771	$6,252

Denominator:
Denominator for basic earnings per share - weighted-average shares	11,918	11,673	11,881	11,578
Effect of dilutive securities - Stock options	214	65	162	79
Denominator for diluted earnings per share - adjusted weighted-average shares and assumed conversions	12,132	11,738	12,043	11,657

Earnings per share:
Basic - income from continuing operations	$0.21	$0.18	$0.65	$0.55
Basic - loss from discontinued operations	-	-	-	(0.01)
Total basic earnings per share	$0.21	$0.18	$0.65	$0.54

Diluted - income from continuing operations	$0.21	$0.18	$0.65	$0.54
Diluted - loss from discontinued operations	-	-	-	-
Total diluted earnings per share	$0.21	$0.18	$0.65	$0.54

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT SHARE DATA)

	September 30,	December 31,
	2008	2007
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$9,153	$7,976
Patient accounts receivable, less allowance for doubtful accounts of $2,128 and $2,184, respectively	26,935	25,574
Accounts receivable - other	872	1,150
Other current assets	1,752	1,333
Total current assets	38,712	36,033

Fixed assets:
Furniture and equipment	30,421	28,782
Leasehold improvements	17,792	17,352
	48,213	46,134
Less accumulated depreciation and amortization	32,106	29,342
	16,107	16,792
Goodwill	48,932	37,650
Other intangible assets, net	5,370	3,930
Other assets	1,770	1,847
	$110,891	$96,252

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable - trade	$1,275	$1,555
Accrued expenses	12,179	9,071
Current portion of notes payable	1,153	812
Total current liabilities	14,607	11,438
Notes payable	806	959
Revolving line of credit	8,800	7,000
Deferred rent	887	1,104
Other long-term liabilities	698	696
Total liabilities	25,798	21,197

Minority interests in subsidiary limited partnerships	6,135	5,648

Commitments and contingencies

Shareholders' equity:
Preferred stock, $.01 par value, 500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, $.01 par value, 20,000,000 shares authorized, 14,175,553 and 14,053,192, shares issued, respectively	142	141
Additional paid-in capital	43,231	41,452
Retained earnings	67,213	59,442
Treasury stock at cost, 2,214,737 shares	(31,628)	(31,628)
Total shareholders' equity	78,958	69,407
	$110,891	$96,252

U. S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(IN THOUSANDS)
(unaudited)

	Nine Months Ended September 30,
	2008	2007

OPERATING ACTIVITIES
Net income	$7,771	$6,252
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,446	3,530
Minority interests in earnings of subsidiary limited partnerships	5,232	4,151
Provision for doubtful accounts	2,230	1,823
Equity-based awards compensation expense	1,157	936
Loss on sale or abandonment of assets	164	36
Tax benefit from exercise of stock options	(128)	(177)
Deferred income taxes	299	(40)
Recognition of deferred rent subsidies	(323)	(351)
Write-off of goodwill	88	-
Changes in operating assets and liabilities:
Increase in patient account receivable	(2,557)	(3,132)
Decrease (increase) in accounts receivable - other	278	(12)
Increase in other assets	(641)	(368)
Increase (decrease) in accounts payable and accrued expenses	2,520	(430)
Increase in other liabilities	236	212
Net cash provided by operating activities	20,772	12,430

INVESTING ACTIVITIES
Purchase of fixed assets	(3,173)	(2,847)
Purchase of businesses, net of cash acquired	(11,547)	(18,928)
Acquisitions of minority interest, included in goodwill	(1,396)	(512)
Purchase of marketable securities - available for sale	-	(2,040)
Proceeds on sale of marketable securities - available for sale	-	2,540
Proceeds on sale of fixed assets	98	37
Net cash used in investing activities	(16,018)	(21,750)

FINANCING ACTIVITIES
Distributions to minority investors in subsidiary limited partnerships	(5,237)	(4,264)
Proceeds from revolving line of credit	12,300	12,000
Payment on revolving line of credit	(10,500)	-
Payment of notes payable	(763)	(421)
Excess tax benefit from stock options exercised	128	177
Proceeds from exercise of stock options	495	442
Net cash provided by (used in) financing activities	(3,577)	7,934

Net increase in cash and cash equivalents	1,177	(1,386)
Cash and cash equivalents - beginning of period	7,976	10,952
Cash and cash equivalents - end of period	$9,153	$9,566

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the period for :
Income taxes	$4,272	$4,076
Interest	$402	$66
Non-cash investing and financing transactions during the period:
Purchase of business - seller financing portion	$951	$1,000

U.S. PHYSICAL THERAPY, INC. AND SUBSIDIARIES RECAP OF CLINIC DEVELOPMENT ACTIVITY

	Opened	Acquired	Sold	Closed	Number of Clinics

Year Ended, December 31, 2006	30	8	(1)	(31)	292

First Quarter 2007, March 31, 2007	3	--	--	(2)	293

Second Quarter 2007, June 30, 2007	6	--	--	(1)	298

Third Quarter 2007, September 30, 2007	2	52	--	(6)	346

Fourth Quarter 2007, December 31, 2007	6	--	--	(3)	349

Year Ended, December 31, 2007	17	52	--	(12)	349

First Quarter 2008, March 31, 2008	4	1	--	(3)	351

Second Quarter 2008, June 30, 2008	7	9	--	(3)	364

Third Quarter 2008, September 30, 2008	3	--	(1)	(2)	364

Nine Months Ended, September 30, 2008	14	10	(1)	(8)	364

CONTACT:
U.S. Physical Therapy, Inc., Houston
Chief Financial Officer
Larry McAfee, 713-297-7000
or
Chief Executive Officer
Chris Reading, 713-297-7000